Exhibit 10.1

FIRST Amendment

to

Loan and security agreement

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 18th day of February, 2025 by and between Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“Bank”) and MYOMO, INC., a Delaware corporation (“Borrower”), whose address is 137 Portland St., 4th Floor, Boston, MA 02114.

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 11, 2024 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to, among other things, provide for a new term loan.

D. Borrower and Bank have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement (assuming the effectiveness of the amendments contemplated thereby).
2.
Amendments to Loan Agreement.
2.1
Section 1.1.1 (Term Loans). The Loan Agreement is amended by inserting the following new provision to appear as Section 1.1.1 (Term Loans) thereof:

“ 1.1.1 Term Loans.

(a) Availability. Subject to the terms and conditions of this Agreement, upon Borrower’s request, during the Draw Period, Bank shall make term loan advances not exceeding the Term Loan Availability Amount (each a

“Term Loan Advance” and, collectively, as the “Term Loan Advances”). Borrower may request Term Loan Advances as set forth on Schedule I hereto.

(b) Repayment. Borrower shall repay each Term Loan Advance as set forth in Schedule I hereto. All outstanding principal and accrued and unpaid interest under each Term Loan Advance, and all other outstanding Obligations with respect to such Term Loan Advance, are due and payable in full on the Term Loan Maturity Date.

(c) Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Term Loan Advances, provided Borrower (i) delivers written notice to Bank of its election to prepay the Term Loan Advances at least five (5) Business Days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advances, (B) the Prepayment Fee, (C) the Final Payment, and (D) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advances, including interest at the Default Rate with respect to any past due amounts.

(d) Mandatory Prepayment Upon an Acceleration. If the Term Loan Advances are accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advances, (ii) the Prepayment Fee, (iii) the Final Payment, and (iv) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advances, including interest at the Default Rate with respect to any past due amounts.”

2.2
Section 1.3 (Payment of Interest on the Credit Extensions). Sections 1.3(a) and 1.3(b) are amended in their entirety and replaced with the following:

“ (a) Interest Payments.

(i) Advances. Interest on the principal amount of each Advance is payable as set forth on Schedule I hereto.

(ii) Term Loan Advances. Interest on the principal amount of each Term Loan Advance is payable as set forth on Schedule I hereto.

(b) Interest Rate.

(i) Advances. Subject to Section 1.3(c), the outstanding principal amount of any Advance shall accrue interest as set forth on Schedule I hereto.

(ii) Term Loan Advances. Subject to Section 1.3(c), the outstanding principal amount of any Term Loan Advance shall accrue interest as set forth on Schedule I hereto.

(iii) All-In Rate. Notwithstanding any terms in this Agreement to the contrary, if at any time the interest rate applicable to any Obligations is less than zero percent (0.0%), such interest rate shall be deemed to be zero percent (0.0%) for all purposes of this Agreement.”

2.3
Section 1.4 (Fees). Section 1.4 is amended by (i) deleting “and” at the end of subsection (e), (ii) deleting “.” at the end of subsection (f) and inserting “;” in lieu thereof, and (iii) inserting the following new subsections (g) and (h):

“ (g) Final Payment. The Final Payment, when due hereunder, which shall be fully earned and non-refundable as of such date; and

(h) Prepayment Fee. The Prepayment Fee (if applicable), when due hereunder, which shall be fully earned and non-refundable as of such date.”

2.4
Section 1.8 (Procedures for Borrowing). Section 1.8 is amended in its entirety and replaced with the following:

“ 1.8 Procedures for Borrowing.

(a) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement (which must be satisfied no later than 12:00 p.m. Eastern time on the applicable Funding Date), to obtain an Advance, Borrower (via an individual duly authorized by an Administrator) shall notify Bank (which notice shall be irrevocable) by 12:00 p.m. Eastern time on the Funding Date of the Advance. Such notice shall be made through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format reasonably acceptable to Bank that is executed by an Authorized Signer. In connection with any such notification, Borrower shall deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, a Borrowing Base Statement, sales journals, cash receipts journals, accounts receivable aging reports, accounts payable aging reports, as Bank may reasonably request. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances (which requirement may be deemed satisfied by the prior delivery of Borrowing Resolutions or a secretary’s certificate that certifies as to such Board approval).

(b) Term Loan Advances. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan Advance set forth in this Agreement (which must be satisfied no later than 12:00 p.m. Eastern time on the applicable Funding Date), to obtain a Term Loan Advance, Borrower shall notify

Bank (which notice shall be irrevocable) by 12:00 p.m. Eastern time at least two (2) Business Days prior to the proposed Funding Date of the Term Loan Advance. Such notice shall be made through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. In connection with any such notification, Borrower shall deliver to Bank by electronic mail or through Bank’s online banking program a completed Payment/Advance Form executed by an Authorized Signer together with such reports and information as Bank may reasonably request. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request such Term Loan Advance (which requirement may be deemed satisfied by the prior delivery of Borrowing Resolutions or a secretary’s certificate that certifies as to such Board approval).

(c) Bank shall credit proceeds of a Credit Extension to the Designated Deposit Account. Bank may make Advances and Term Loan Advances under this Agreement based on instructions from an Authorized Signer or without instructions if such Advances or Term Loan Advances are necessary to meet Obligations which have become due.”

2.5
Section 5.9 (Accounts). Section 5.9 is amended by deleting the last sentence and inserting the following in lieu thereof:

“In addition to the foregoing, German Subsidiary shall be permitted to maintain accounts with financial institutions other than Bank (the “Permitted German Subsidiary Accounts”) provided that the maximum aggregate balance maintained in the German Subsidiary Accounts (for all such accounts) does not at any time exceed the Dollar Equivalent of $1,500,000.00.”

2.6
Section 7.1 (Payment Default). Section 7.1 is amended by replacing the words “Revolving Line Maturity Date” appearing therein with “Maturity Date”.
2.7
Section 11.1 (Termination Prior to Maturity Date; Survival). Section 11.1 is amended by deleting the words “Revolving Line” appearing therein.
2.8
Section 12.2 (Definitions). Subsection (aa) of the definition of “Eligible Accounts” is amended in its entirety and replaced with the following:

“ (aa) Accounts owing from an Account Debtor, whose total obligations to Borrower exceed 25.0% of all Accounts (except for Accounts for which the Account Debtor is (i) United Health Care, for which such percentage is (a) prior to July 11, 2025, 40.0% and (b) on and after July 11, 2025, 35.0% and (ii) Medicare and its administrative billing contractors known as Durable Medical Equipment Medicare Administrative Contractor, for which such percentage is 50.0%), for the amounts that exceed that percentage, unless Bank approves in writing; and”

2.9
Section 12.2 (Definitions). The following terms and their respective definitions set forth in Section 12.2 of the Loan Agreement are amended in their entirety and replaced with the following:

“ “Credit Extension” is any Advance, Overadvance, Term Loan Advance, FX Contract or any other extension of credit by Bank for Borrower’s benefit.”

“ “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Unused Revolving Line Facility Fee, the Termination Fee, the Anniversary Fees, the Final Payment, the Prepayment Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

“ “Testing Event” is at all times after the earlier of (i) the initial Advance and (ii) the initial Term Loan Advance.”

2.10
Section 12.2 (Definitions). The Loan Agreement is amended by inserting the following new terms and their respective definitions to appear alphabetically in Section 12.2 of the Loan Agreement thereof:

“ “Draw Period” is set forth on Schedule I hereto.”

“ “Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Term Loan Maturity Date, (b) the repayment of the Term Loan Advances in full, (c) as required pursuant to Sections 1.1.1(c) or 1.1.1(d), or (d) the termination of this Agreement, in an amount equal to the aggregate principal amount of the Term Loan Advances extended by Bank to Borrower multiplied by 2.50%.”

“ “First Amendment Effective Date” is February 18, 2025.”

“ “Maturity Date” means the Revolving Line Maturity Date and/or the Term Loan Maturity Date, as applicable.”

“ “Payment/Advance Form” is that certain form in the form attached hereto as Exhibit B.”

“ “Prepayment Fee” shall be an additional fee, payable to Bank, with respect to each Term Loan Advance, in an amount equal to:

(a) for a prepayment of the Term Loan Advances made on or prior to the first (1st) anniversary of the First Amendment Effective Date, 3.0% of the then-outstanding principal amount of the Term Loan Advances immediately prior to the date of such prepayment;

(b) for a prepayment of the Term Loan Advances made after the first (1st) anniversary of the First Amendment Effective Date, but on or prior to the second (2nd) anniversary of the First Amendment Effective Date, 2.0% of the then-outstanding principal amount of the Term Loan Advances immediately prior to the date of such prepayment; and

(c) for a prepayment of the Term Loan Advances made after the second (2nd) anniversary of the First Amendment Effective Date, but prior to the Term Loan Maturity Date, 1.0% of the then-outstanding principal amount of the Term Loan Advances immediately prior to the date of such prepayment.

Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing, the Prepayment Fee shall be waived by Bank, if Bank closes on the refinance and redocumentation of the Term Loan Advances (in its sole and absolute discretion) prior to the Term Loan Maturity Date.”

“ “Term Loan Advance” and “Term Loan Advances” are defined in Section 1.1.1(a) of this Agreement.”

“ “Term Loan Availability Amount” is set forth on Schedule I hereto.”

“ “Term Loan Maturity Date” is set forth on Schedule I hereto.”

2.11
Schedule I (LSA Provisions). Schedule I (LSA Provisions) to the Loan Agreement is deleted in its entirety and replaced with Schedule I (LSA Provisions) attached as Schedule 1 attached hereto.
2.12
Exhibit B (Loan Payment/Advance Request Form). The Loan Agreement is amended by inserting The Payment/Advance Form in the form of Schedule 2 attached hereto as Exhibit B to the Loan Agreement.
3.
Limitation of Amendments.
3.1
The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document other than those expressly contemplated thereby, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.
Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;
4.2
Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3
The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material Applicable Law, (b) any material agreement binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority (except such Governmental Approvals which have already been obtained or are in full force and effect); and
4.7
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.
Updated Perfection Certificate. Borrower has delivered an updated Perfection Certificate in connection with this Amendment (the “Updated Perfection Certificate”) dated as of the date hereof, which Updated Perfection Certificate shall supersede in all respects that certain

Perfection Certificate dated as of July 11, 2024. Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.
6.
Reserved.
7.
Fees and Expenses. Borrower shall reimburse Bank for all unreimbursed Bank Expenses, including without limitation, all legal fees and expenses incurred in connection with this Amendment.
8.
Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.
9.
Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
10.
Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Each party hereto may execute this Amendment by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.
11.
Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
First-Citizens Bank & Trust Company By: _/s/ John Sansone_____________ Name: John Sansone Title: Vice President	MYOMO, INC. By: _/s/ David Henry______________ Name: David Henry Title: Chief Financial Officer

Schedule 1

SCHEDULE I

LSA PROVISIONS

LSA Section	LSA Provision
1.1(a) – Revolving Line – Availability	Amounts borrowed under the Revolving Line may be prepaid or repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.
1.1.1(a) – Term Loan – Availability

Each Term Loan Advance must be in an amount equal to at least $1,000,000.00 or such lesser amount as remains available. After repayment, no Term Loan Advance (or any portion thereof) may be reborrowed.

1.1.1(b) – Term Loan – Repayment

Commencing on March 1, 2026 and continuing on each Payment Date thereafter, Borrower shall repay each Term Loan Advance in (i) thirty-six (36) consecutive equal monthly installments of principal, plus (without duplication of the amounts set forth in Section 1.3(b)(ii)), (ii) monthly payments of accrued interest at the rate set forth in Section 1.3(b)(ii).

1.3(a)(i) – Interest Payments – Advances	Interest on the principal amount of each Advance is payable in arrears (A) monthly on each Payment Date, (B) on the date of any prepayment and (C) on the Revolving Line Maturity Date.
1.3(a)(ii) – Interest Payments – Term Loan Advances

Interest on the principal amount of each Term Loan Advance is payable in arrears (A) monthly on each Payment Date commencing on the first Payment Date following the Funding Date of each such Term Loan Advance, (B) on the date of any prepayment and (C) on the Term Loan Maturity Date.

1.3(b)(i) – Interest Rate – Advances

The outstanding principal amount of any Advance shall accrue interest at a floating rate per annum equal to the greater of (a) 8.50% and (b) the Prime Rate plus the Prime Rate Margin, which interest, in each case shall be payable in accordance with Section 1.3(a).

1.3(b)(ii) – Interest Rate – Term Loan Advances

The outstanding principal amount of any Term Loan Advance shall accrue interest at a floating rate per annum equal to the greater of (a) 5.0% and (b) the Prime Rate minus the Prime Rate Margin, which interest shall be payable in accordance with Section 1.3(a).

1.3(e) – Interest Computation	Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year for any Credit Extension outstanding.
1.4(a) – Revolving Line Commitment Fee	A fully earned, non-refundable commitment fee of $20,000.00 on the Effective Date.
12.2 – “Draw Period”	“Draw Period” is the period commencing on the First Amendment Effective Date and ending on February 28, 2026.
12.2 – “Effective Date”	“Effective Date” is July 11, 2024.
12.2 – “Payment Date”	“Payment Date” is (a) with respect to Term Loan Advances, the first (1st) calendar day of each month and (b) with respect to Advances, the last calendar day of each month.
12.2 – “Prime Rate”

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero percent (0.0%) per annum, such rate shall be deemed to be zero percent (0.0%) per annum for purposes of this Agreement.

12.2 – “Prime Rate Margin”	“Prime Rate Margin” is (a) with respect to Term Loan Advances, 1.0% and (b) with respect to Advances, 0.50%.
12.2 – “Revolving Line”

“Revolving Line” is an aggregate principal amount equal to $4,000,000.00, which may be increased to an aggregate principal amount equal to $5,500,000.00 upon the occurrence of the Revolving Line Increase Event.

12.2 – “Revolving Line Increase Approval”

“Revolving Line Increase Approval” means the occurrence of all of the following: (a) Borrower has requested in writing to Bank to increase the Revolving Line to an aggregate principal amount equal to $5,500,000.00, (b) Bank has received all necessary internal and credit approvals for such increase, (c) no Event of Default exists at the time the requested increase is to go into effect or would exist as a result of such increase, and (d) Bank has provided written approval in its sole discretion that such increase will occur. For clarity, upon satisfaction of each of the conditions in (a) through (d), the determination of whether to provide any such increase shall be in Bank’s sole discretion and shall in no event occur automatically.

12.2 – “Revolving Line Increase Event”

“Revolving Line Increase Event” occurs when both (a) the Revolving Line Increase Approval has occurred and (b) Bank has confirmed to Borrower in writing promptly after the Revolving Line Increase Approval has occurred that the Revolving Line will be increased to an aggregate principal amount equal to $5,500,000.00

12.2 – “Revolving Line Maturity Date”	“Revolving Line Maturity Date” July 11, 2026.
12.2 – “Term Loan Availability Amount”	“Term Loan Availability Amount” is an aggregate principal amount equal to $3,000,000.00.
12.2 – “Term Loan Maturity Date”	“Term Loan Maturity Date” is February 1, 2029.

Schedule 2

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

Deadline for same day processing is Noon Eastern Time

Date: _____________________

Loan Payment:

MYOMO, INC.

From Account #________________________________ To Account #__________________________________________

(Deposit Account #) (Loan Account #)

Principal $____________________________________ and/or Interest $________________________________________

Authorized Signature: Phone Number:

Print Name/Title:

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________________ To Account #__________________________________________

(Loan Account #) (Deposit Account #)

Amount of Term Loan Advance $___________________________

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date:

Authorized Signature: Phone Number:

Print Name/Title:

Outgoing Wire Request:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Eastern Time

Beneficiary Name: _____________________________ Amount of Wire: $

Beneficiary Bank: ______________________________ Account Number:

City and State:

Beneficiary Bank Transit (ABA) #: Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Bank: Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ___________________________ 2nd Signature (if required): _______________________________

Print Name/Title: ______________________________ Print Name/Title: ______________________________________

Telephone #: Telephone #: _____________________________